EXHIBIT 31.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Cynk Technology Corp. (the "Company") on Form 10-Q for the period ending June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Marlon Luis Sanchez, Chief Executive Officer and Chief Accounting Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By: /s/ Marlon Luis Sanchez
   -----------------------------------------
   Marlon Luis Sanchez
   Chief Executive Officer, President,
   Chief Accounting Officer, Chief Financial
   Officer, Secretary, and Director

Dated: August 5, 2013